Exhibit 3.71

VORNADO REALTY TRUST

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:   The title of the document being corrected is Amended and Restated Declaration of Trust (the “Declaration”).

SECOND:        The sole party to the Declaration is Vornado Realty Trust, a Maryland real estate investment trust (the “Trust”).

THIRD:             The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on April 16, 1993 at 3:00 p.m.

FOURTH:        The provisions of the Declaration which are to be corrected and as previously filed with SDAT are the sections as set forth below:

1. Definition of “Adviser” in ARTICLE I, Section 1.5 of the Declaration which, as previously filed, reads as follows:

“Adviser” means the Person, if any, appointed employed or contracted with by the Trust pursuant to Section 4.1.

is corrected to read as follows:

“Adviser” means the Person, if any, appointed, employed or contracted with by the Trust pursuant to Section 4.1.

2. The third sentence of the last paragraph of ARTICLE II, Section 2.2 of the Declaration which, as previously filed, reads as follows:

Beginning with the annual meeting of Shareholders in the first year and at each succeeding annual meeting of Shareholders, the directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting.

is corrected to read as follows:

Beginning with the annual meeting of Shareholders in the first year and at each succeeding annual meeting of Shareholders, the Trustees of the class of Trustees whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting.

3. The first sentence of the definition of “Existing Holder Limit” in ARTICLE VI, Section 6.6(a) of the Declaration which, as previously filed, reads as follows:

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder on the Limitation Date, and after any adjustment pursuant to Section 6.6(i), shall mean the percentage of the outstanding Common Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes such an Existing Holder by virtue of clause (ii) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, provided, that such Person’s Existing Holder Limit shall be the lower of the foregoing percentage and the highest percentage of Common Equity Stock that could be Beneficially Owned by such Person without resulting in the five largest then-existing Existing Holder Limits exceeding 49.9% of the Common Stock (or, if there are fewer than five then-existing Existing Holders, (i) all then-existing Existing Holder Limits plus (ii) the product of (x) the Ownership Limit and (b) five less the number of then-existing Existing Holders shall not exceed 49.9% of the Common Stock) and, after any adjustment pursuant to Section 6.6(i), shall mean such percentage of the outstanding Common Equity Stock as so adjusted.

is corrected to read as follows:

“Existing Holder Limit” (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder on the Limitation Date, and after any adjustment pursuant to Section 6.6(i), shall mean the percentage of the outstanding Common Equity Stock as so adjusted; and (ii) for any Existing Holder who becomes such an Existing Holder by virtue of clause (ii) of the definition of “Existing Holder”, shall mean, initially, the percentage of the outstanding Common Equity Stock Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, provided, that such Person’s Existing Holder Limit shall be the lower of the foregoing percentage and the highest percentage of Common Equity Stock that could be Beneficially Owned by such Person without resulting in the five largest then-

existing Existing Holder Limits exceeding 49.9% of the Common Stock (or, if there are fewer than five then-existing Existing Holders, (i) all then-existing Existing Holder Limits plus (ii) the product of (x) the Ownership Limit and (y) five less the number of then-existing Existing Holders shall not exceed 49.9% of the Common Stock) and, after any adjustment pursuant to Section 6.6(i), shall mean such percentage of the outstanding Common Equity Stock as so adjusted.

4. ARTICLE VI, Section 6.6(f)(2) of the Declaration which, as previously filed, reads as follows:

(2)         every Beneficial Owner of more than 2.0% of the outstanding shares of Common Stock on the Adoption Date shall, with 60 days of the Adoption Date, give written notice, a form for which will be made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a description of how such shares of Common Stock are held.

is corrected to read as follows:

(2)         every Beneficial Owner of more than 2.0% of the outstanding shares of Common Stock on the Adoption Date shall, within 60 days of the Adoption Date, give written notice, a form for which will be made available by the Trust to those Persons that are Shareholders as of the Adoption Date, to the Trust stating the name and address of such Beneficial Owner, the number of shares of Common Stock Beneficially Owned, and a description of how such shares of Common Stock are held.

5. The second sentence of ARTICLE VI, Section 6.8(f) of the Declaration which, as previously filed, reads as follows:

The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchange of Shares for such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a purported Transfer or other event resulting in an exchanges of Shares for such Excess Stock has occurred, if the Trust does not receive a notice of any such transfer pursuant to Section 5.6(e).

is corrected to read as follows:

The Trust shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchange of Shares for such Excess Stock and (ii) the date the Board of Trustees determines in good faith that a purported Transfer or other event resulting in an exchange of Shares for such Excess Stock has occurred, if the Trust does not receive a notice of any such transfer pursuant to Section 5.6(e).

6. The second sentence of ARTICLE VI, Section 6.9(b) of the Declaration which, as previously filed, reads as follows:

Each other Existing Constructive Holders shall, within 30 days of receiving such notice from the Trust, provide the Trust with written notice (a “Section 6.9(b) Notice”) specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Existing Constructive Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Existing Constructive Holder’s Constructive Ownership of the assets and net profits of such Designated Tenant.

is corrected to read as follows:

Each other Existing Constructive Holder shall, within 30 days of receiving such notice from the Trust, provide the Trust with written notice (a “Section 6.9(b) Notice”) specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Existing Constructive Holder’s Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Existing Constructive Holder’s Constructive Ownership of the assets and net profits of such Designated Tenant.

7. The third sentence of ARTICLE VI, Section 6.9(d) of the Declaration which, as previously filed, reads as follows:

The Secretary of Trust shall notify the Existing Constructive Holders when the status of a Tenant as a Designated Tenant terminates.

is corrected to read as follows:

The Secretary of the Trust shall notify the Existing Constructive Holders when the status of a Tenant as a Designated Tenant terminates.

8. The last sentence of ARTICLE VI, Section 6.9(e)(2) of the Declaration which, as previously filed, reads as follows:

If the aggregate Constructive Ownership of the remaining Existing Constructive Holders continues to equal of exceed 10%, then the process described above shall be repeated.

is corrected to read as follows:

If the aggregate Constructive Ownership of the remaining Existing Constructive Holders continues to equal or exceed 10%, then the process described above shall be repeated.

9. ARTICLE VII, Section 7.2(b) of the Declaration which, as previously filed, reads as follows:

(b) amendment of this Declaration of Trust as provided in (             ) or in Section 9.1;

is corrected to read as follows:

(b) amendment of this Declaration of Trust as provided in Section 9.1;

FIFTH: The undersigned Executive Vice President – Finance and Administration and Chief Financial Officer acknowledges this Certificate of Correction to be the act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President – Finance and Administration and Chief Financial Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the Trust has caused this Certificate of Correction to be executed in its name and on its behalf by its Executive Vice President – Finance and Administration and Chief Financial Officer and attested by its Secretary this 25th day of July, 2007.

VORNADO REALTY TRUST
/s/ Joseph Macnow
Joseph Macnow
Executive Vice President – Finance and Administration and Chief Financial Officer

ATTEST:
/s/ Alan J. Rice
Alan J. Rice
Secretary